UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2006

Science Applications International Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12771	95-3630868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 826-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 8.01.	Other Events.

Science Applications International Corporation (“SAIC”) Chairman and CEO Ken Dahlberg announced in a memo dated March 30, 2006 that the next limited market trade for the purchase and sale of SAIC stock is scheduled for June 30, 2006. Participants in the SAIC Retirement Plan, the AMSEC 401(k) Profit Sharing Plan and the Telcordia Technologies 401(k) Savings Plan also will be able to take distributions and exchange SAIC stock in their accounts in accordance with the terms of those plans on the June 30 trade date as well as in the retirement plan participants only trade previously scheduled for May 12, 2006.

More details concerning the June 30 limited market trade are contained in Mr. Dahlberg’s announcement and in the Stock Pricing & June Trade Schedule notice included in this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively. In addition, John H. Warner, Jr., Chairman of the SAIC Retirement Plan Committee, also provided details of the May 12 and June 30 trade dates for participants in the SAIC Retirement Plan in a memo dated March 31, 2006 and included in this Current Report on Form 8-K as Exhibit 99.3.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Announcement by SAIC Chairman and CEO describing the limited market trade scheduled for June 30, 2006.

99.2	Notice regarding Stock Pricing & June Trade Schedule

99.3	Announcement by SAIC Retirement Plan Committee Chairman describing the retirement plan trades scheduled for May 12 and June 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Date: April 5, 2006	By	/s/ DOUGLAS E. SCOTT
Douglas E. Scott

	Its:	Senior Vice President
General Counsel and Secretary